Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the HomeBanc Mortgage Corporation 401(k) Retirement Plan of our report dated March 21, 2005, with respect to the consolidated financial statements of HomeBanc Corp. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/S/ ERNST & YOUNG LLP

Atlanta, Georgia
April 12, 2005